SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2009 (December 31, 2008)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2008, AILIC Receivables Corporation (ARC), American Income Life Insurance Company (AIL) and TMK Re, Ltd. (TMK Re), all direct or indirect wholly-owned subsidiaries of Torchmark Corporation, entered into a Receivables Purchase Agreement dated as of December 31, 2008 among ARC, AIL and TMK Re (the RP Agreement). Pursuant to the RP Agreement, TMK Re, as purchaser, will acquire from ARC, as seller, certain qualified agent debt balances and other obligations of AIL insurance agents (Receivables) in an amount not to exceed $125,000,000. AIL will serve as servicer of the Receivables, which shall have been previously purchased from AIL by ARC pursuant to the Receivables Sale Agreement dated as of December 21, 1999, as amended and restated as of March 31, 2000 between AIL and ARC. The RP Agreement has a term expiring December 31, 2013, unless ARC, AIL and TMK Re shall have unanimously agreed upon 90 days written notice to an earlier termination date. The RP Agreement replaces that Receivables Purchase Agreement dated as of December 21, 1999, as amended and restated as of March 31, 2000 among ARC, AIL, Chariot Funding LLC, certain financial institutions and JP Morgan Chase Bank, National Association and the amendments thereto, which expired by its own terms.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

10.1	Receivables Purchase Agreement dated as of December 31, 2008 among AILIC Receivables Corporation, American Income Life Insurance Company and TMK Re. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: January 6, 2009	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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